Exhibit 99.1
Adeona Completes HartLab Acquisition

ANN ARBOR, MI--(MARKET WIRE)—July 13, 2009 -- Adeona Pharmaceuticals, Inc. (AMEX:AEN - News), a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population, today announced that it has completed its acquisition of HartLab LLC, an independent Chicago-area CLIA-certified clinical laboratory ("HartLab"). Adeona originally announced its agreement to acquire HartLab on June 1, 2009.

Founded in 2006 and located in Bolingbrook, Illinois, HartLab can serve the same-day clinical laboratory needs of physicians that care for the approximately 9 million residents of the greater Chicago area and can currently provide next-day clinical laboratory services to physicians in most states.

HartLab is a licensed Medicare and Medicaid provider, and accepts insurance from most third party reimbursers as well as private payers.

Adeona intends HartLab to remain independent and to support HartLab in expanding its offering of services to include a suite of high precision and proprietary assays and diagnostic panels useful in the diagnosis, monitoring, prevention and treatment of conditions that involve copper toxicity and other types of metal dyshomeostasis. Adeona believes that, if operated as planned, HartLab may satisfy an unmet physician need for a clinical laboratory dedicated and competent in such areas.

Max Lyon, CEO of Adeona, stated, " We look forward to HartLab entering the greater Chicago area market, and eventually the national market, with a clinical diagnostic service that can help physicians and patients cope with the challenges of diseases of aging such as Alzheimer’s disease and mild cognitive impairment."

During 2007 and 2008, Adeona sponsored and conducted an IRB-approved, prospective, observational, blinded clinical trial enrolling 90 subjects, 30 with Alzheimer's disease (AD), 30 with Parkinson's disease (PD) and 30 age-matched normal subjects. The purpose of the study was to evaluate serum markers of copper status and compare these results across the three groups of patients. The results of our study indicate highly statistically significant differences in serum markers of copper status between Alzheimer’s and normal subjects. We believe that the differences observed suggest that Alzheimer's patients have impaired protection from chronic copper toxicity, which may contribute to the progression of their disease. The results from this study also appear to indicate a subclinical zinc deficiency in Alzheimer’s subjects. Results from the study also indicate that it may be useful to screen the existing Parkinson's disease population for signs of Wilson's disease, an effort that Adeona hopes to promote and accomplish through HartLab. Adeona and its HealthMine subsidiary intend to announce the results from this study in the first half of this month and launch a panel of metal dyshomeostasis diagnostic products and services thereafter.

The Acquisition

Adeona paid approximately $201,000 in cash and issued 50,000 unregistered shares of Adeona common stock in exchange for all of the issued and outstanding membership interests of HartLab.  $14,000 of the cash purchase price was paid initially at signing in May and the remainder of approximately $187,000 was paid at closing.. In addition, Adeona agreed to guarantee and seek to release the seller from the seller’s personal guarantee of the remaining balance of two outstanding clinical equipment leases of HartLab totaling approximately $79,000.  Adeona has placed $79.000 in escrow which will be returned to Adeona within 60 days provided the seller is released from his personal guarantee, or in the alternative, after 60 days will be paid to the lessors to pay off such equipment leases. Adeona intends to maintain the operations and employees of HartLab and has entered into a consulting agreement with the former owner/founder of HartLab to assist in the transition and operation of the company for a period of up to 12 months.

Founded in 2006, the current revenues of HartLab exceed $100,000 per year and its financial statements are currently unaudited.  Adeona has engaged an independent auditor to audit HartLab and in accordance with S.E.C. requirements intends to file detailed audited financial statements of HartLab and further financial information pursuant to a Form 8-K within 75 days.   HartLab revenues and expenses will be included in the Adeona’s consolidated financial statements for the current third calendar quarter.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX:AEN - News) is a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that such conditions may contribute to the progression of debilitating degenerative diseases, including, Dry Age-Related Macular Degeneration (Dry AMD), Alzheimer's disease (AD) and mild cognitive impairment (MCI) in susceptible persons. Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit www.adeonapharma.com.

About HealthMine, Inc.

HealthMine, Inc., a subsidiary of Adeona Pharmaceuticals Inc., is a health education communication and information resource company dedicated to raising awareness of subclinical zinc deficiency and the risks of chronic copper toxicity in the mature population. HeathMine currently hosts two Web 2.0 websites, www.healthmine.com and the recently launched www.copperproof.com, a new informational website dedicated to increasing awareness of the potential health effects of chronic copper toxicity, especially in the mature population. By visiting www.copperproof.com, users can view a brief informational video, review relevant literature, obtain a sensitive test card to test their tap water for copper and, should they wish to participate in HealthMine's CopperProof National Tap Water Survey, share their levels of copper in tap water and geographically compare such levels to those of others. Since 2003, an increasing body of research continues to implicate chronic copper exposure as a potential factor that may contribute to the progression of diseases of the mature population, especially Alzheimer's disease.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for oral dnaJP1, Zinthionein, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company's ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of subclinical zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which, unlike other exchanges, does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $4 million in stockholders' equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2008, Form 10-Q for the quarter ending March 31, 2009 and any other filings with the SEC. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law. Readers are urged to read to the Form 8-K and exhibits thereto associated with this press release.

For Further Information Contact:

 Max Lyon
 CEO and President
 Adeona Pharmaceuticals, Inc.
 (734)332-7800